Exhibit 10.10
AMENDMENT NUMBER TWO
To
LETTER OF INTENT (“LOI”)
DATED APRIL 19, 2005
By and between
FAGEN, INC.
And
E ENERGY ADAMS, LLC
This Amendment Number Two is entered into this 5th day of October, 2005, by and between Fagen, Inc., a Minnesota Corporation (“Fagen”) and E Energy Adams, LLC, a Nebraska Limited Liability Company (“Owner).
Anything to the contrary contained in the LOI and Amendment Number One to LOI between the parties hereto, and in consideration of the mutual promises, covenants, and conditions contained in the LOI and contained herein, and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree that the terms and conditions of this Amendment Number Two shall prevail.
The parties hereto agree as follows:
1. The first paragraph of the LOI is amended and replaced as follows:
Owner is an entity organized to facilitate the development and building of a locally-owned 50 MGY gas-fired fuel ethanol plant in Adams, Nebraska (the “Facility” or “Project”).
2. Section 3 of the LOI is amended and replaced as follows:
Fagen agrees to Design-Build the Facility, utilizing ICM, Inc. technology in the plant process, for a lump sum price of $58,883,760.00. This lump sum price shall remain firm by Fagen to Owner until April 1, 2006, and may be subject to revisions and/or escalation by Fagen after such date.
The other provisions of the LOI shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Two on the date set forth above.

E Energy Adams, LLC		Fagen, Inc.

By:	/s/ Jack Alderman	By:	/s/ Ron Fagen

Its:	President	Its:	CEO & President